SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

September 15, 2008

Date of Report (Date of Earliest Event Reported)

HEWLETT-PACKARD COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 HANOVER STREET, PALO ALTO, CA		94304
(Address of principal executive offices)		(Zip code)

(650) 857-1501

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On September 15, 2008, Hewlett-Packard Company (“HP”) announced that it intends to implement a restructuring program in connection with the integration of its acquisition of Electronic Data Systems Corporation designed to streamline the combined company’s services business and to better align the structure and efficiency of that business with the operating model that HP has successfully implemented in recent years.  HP expects that the restructuring program will be implemented over three years and will include changes to the combined company’s workforce as well as cost savings from corporate overhead functions, such as real estate, IT and procurement.  As part of the restructuring program, HP expects to eliminate the positions of approximately 24,600 employees, or approximately 7.5% of the combined company’s workforce, over the course of the program, with nearly half of the eliminations occurring in the United States.  At the same time, HP expects to replace approximately half of those positions over the next three years to create a global workforce that has the right blend of services delivery capabilities to address the diversity of its markets and customers worldwide.  The changes to HP’s workforce will vary by country, based on local legal requirements and consultations with employee works councils and other employee representatives, as appropriate.

Once completed, the restructuring program is expected to result in annual cost savings of approximately $1.8 billion. These savings are net of expected reinvestments in areas including sales coverage, delivery optimization and emerging markets.

HP expects to incur aggregate pre-tax restructuring costs of approximately $1.7 billion relating to the restructuring program, approximately $1.4 billion of which will be booked to goodwill and approximately $0.3 billion of which will be recorded as a restructuring charge.

Forward-Looking Statements

This Current Report on Form 8-K (this “Report”) contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP may differ materially from those expressed or implied by such forward-looking statements and assumptions.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, earnings, tax provisions, cash flows, benefit obligations, share repurchases, cost savings, restructuring charges, acquisition synergies or other financial items; any statements of the plans, strategies, and objectives of management for future operations, including execution of cost reduction programs and restructuring and integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing.  Risks, uncertainties and assumptions include execution and performance of contracts by suppliers, customers and partners; the difficulty of aligning expense levels with revenue changes; expectations and assumptions relating to the execution and timing of cost reduction programs and restructuring and integration plans; the possibility that the expected benefits of business combination transactions may not materialize as expected; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2007 and HP’s other filings with the Securities and Exchange Commission, including HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2008.  HP assumes no obligation and does not intend to update these forward-looking statements.

Use of Financial Forecasts and Projections

This Report contains forecasts and projections of the potential impact of the integration of the business and operations of EDS on HP’s future financial results. Although sometimes presented with numerical specificity, these forecasts and projections are based upon a variety of estimates and hypothetical assumptions made by HP’s management. These forecasts and projections are subjective in many respects and thus susceptible to interpretation and periodic revision based on actual experience and developments occurring since the date the forecasts and projections were prepared. While HP’s management believes that these estimates and assumptions are reasonable under the circumstances, some or all of those estimates and assumptions may not be realized, and they are inherently subject to significant business and economic uncertainties and contingencies, and such uncertainties and contingencies can generally be expected to increase with the passage of time.  Should any of the estimates and assumptions change or prove to have been incorrect, it could materially affect the ultimate accuracy of these forecasts and projections.  For these reasons, the inclusion of these forecasts and projections in this Report should not be regarded as an indication that the forecasts and projections will be an accurate prediction of future events, and they should not be relied on as such.  HP assumes no obligation and does not intend to update these forecasts and projections.

Consultations with Employee Representatives

For those countries that require consultation with works councils and other employee representatives in relation to the local implementation of any restructuring plans or organizational changes, this Report is not intended to provide country-specific information and in no way reflects final decisions at a local level.  Where required by law, final decisions will be subject to prior consultation with such works councils and other employee representatives.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

DATE: September 16, 2008	By:	/s/ Paul T. Porrini
	Name:	Paul T. Porrini
	Title:	Vice President, Deputy General Counsel and Assistant Secretary